EXHIBIT 99.1

Sun Healthcare Group, Inc. Completes $56.2 Million Equity Financing

Sun Healthcare Group, Inc:
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      Irvine, Calif. (Feb. 20, 2004) - Sun Healthcare Group, Inc. (OTC-SUHG.OB) today announced that it has closed its previously announced private placement of its common stock and warrants to purchase common stock to institutional and accredited investors. The Company received gross proceeds of approximately $56.2 million in the private placement.

     The Company sold approximately 4.4 million shares of the Company's common stock, and warrants to purchase approximately 2.0 million shares of the Company's common stock (inclusive of warrants paid to the placement agent). The price paid by investors was $12.70 per unit, except for 155,400 units sold at $12.87 per unit. Each unit consists of one share of common stock and a warrant to purchase 0.4 shares of common stock with a warrant exercise period of five years.

The Company intends to use the net proceeds for general corporate purposes. "I am greatly pleased by the Company's ability to raise this new equity capital," said Richard K. Matros, chairman and chief executive officer of Sun. "Accessing these financial resources has allowed us to substantially complete the portfolio restructuring we commenced approximately one year ago, and has placed the Company in a position to move forward without further asset sales."

      This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock, warrants or common stock to be issued upon exercise of the warrants. Neither the shares of common stock, the warrants sold to the investors, nor the shares of common stock to be issued upon exercise of the warrants have been registered under the Securities Act of 1933. Accordingly, these shares and warrants may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. The Company has agreed to file a registration statement covering resale by the investors of these shares and shares of common stock to be issued upon exercise of the warrants.

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Sun Healthcare Group, Inc., with executive offices located in Irvine, California, owns SunBridge Healthcare Corporation and other affiliated companies that operate long-term and postacute care facilities in many states. In addition, the Sun Healthcare Group family of companies provides high-quality therapy, home care and other ancillary services for the healthcare industry.

Statements made in this release that are not historical facts may be "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "hope," "intend," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: continued compliance by the Company under its loan agreement; changes in Medicare and Medicaid reimbursements; efforts of third-party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third-party payors; competition in our business; potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, return to profitability and generate sufficient cash flow to meet operational and financial requirements; and the potential impact an economic downturn or changes in the laws affecting our business in those markets in which we operate. More information on factors that could affect our business and financial results are included in our Annual Report on Form 10-K for the year ended Dec. 31, 2002, and other public filings made with the Securities and Exchange Commission, copies of which are available at Sun's website at www.sunh.com.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.